                                   EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (II) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

Date of                                                        No. of
 Issue: [____], 1999         STOCK PURCHASE WARRANT              Shares: [____]

                   Subscribe for and Purchase Common Stock of

                                 INTERLEAF, INC.

     THIS CERTIFIES that, for value received, TOWER HILL CAPITAL GROUP (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Interleaf, Inc. a Massachusetts corporation (hereinafter called the "Company"), up to [____] fully paid and non-assessable shares of the Company's common stock, $.01 par value per share (the "Shares"), at the price of $ 4.80 per share (the "Warrant Purchase Price"), subject to adjustment as provided in Section 5.

     1. PURCHASE RIGHTS. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time and from time to time commencing on the date hereof and ending at 5:00 p.m. (EST) on [____].

     2. EXERCISE OF WARRANT; NET ISSUE EXERCISE.

     2.1 EXERCISE OF WARRANT. Subject to Section 1 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by certified check or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Subject to Section 2.2, upon exercise, the Holder shall be entitled to receive, within five (5) business days thereafter (or as soon thereafter as practicable), a certificate or certificates, issued in the Holder's name, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

     2.2. NET ISSUE EXERCISE.

     (a) At either party's option, this Warrant may be exercised on a "net issue" basis, as follows. The Holder shall tender this Warrant together with its notice of Exercise but without payment of the exercise price, and receive Shares equal to the value of this Warrant (or the portion thereof being cancelled) upon surrender of this Warrant at the principal office of the Company together with its Notice of Exercise, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

                                  X = Y(A - B)
                                        -----
                                          A

Where     X = the number of Shares to be issued to the Holder;
          Y = the number of Shares purchasable under this Warrant;
          A = the fair market value of one Share; and B = the Warrant Purchase Price (as adjusted to the date of such calculations).

     Once either party exercises its option to cause this Warrant to be exercised on a net issue basis as provided above, the other party shall not be able to force exercise for cash under Section 2.1.

     (b) For purposes of this Section, fair market value of a Share shall mean the volume-weighted average of the last sale price reported on the Nasdaq National Market for the Common Stock for the 20 trading days preceding the day the Warrant is surrendered for exercise.

     3. SHARES TO BE ISSUED; RESERVATION AND REGISTRATION OF SHARES. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

     In the event that, at any time during the term of this Warrant, the Company files with the Securities and Exchange Commission a registration statement under which the Company seeks to register securities of the Company under the Securities Act of 1933 (the "'33 Act") for re-sale by the holder of such securities, and not for the Company's own account (a "Registration Statement"), and provided that the Shares would be eligible to be included in such Registration Statement, then the Company agrees to use reasonable efforts to include the Shares in such Registration Statement and to effectively register the Shares under the '33 Act for re-sale by the Holder. The Company shall provide the Holder with 30 days notice of its intention to file a Registration Statement, and the Holder shall have ten business days from such notice to notify the Company that the Holder wishes to have the Shares included therein. The Holder shall cooperate with the Company in the registration process, and the Company shall bear such reasonable incremental expenses of including the Shares in such Registration Statement, not to exceed $5,000. The Holder shall have no right to participate in, and this provision shall not apply to, any registration statement filed by the Company in connection with a merger, acquisition, divestiture, reorganization, rights offering, exchange offering, stock option or other benefit plan. Once such a Registration Statement is filed, the Company shall have sole and exclusive control over the prosecution of such Registration Statement, and nothing contained herein will restrict, prevent or delay the Company from amending, abandoning or delaying such a Registration Statement as the Company sees fit in the Company's sole discretion.

     4. NO FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined under Section 2.

     5. ADJUSTMENT FOR MERGER, CONSOLIDATION OR SALE OF ASSETS. In the event that at any time or from time to time after the Date of Issue the Company shall merge or consolidate with or into another entity, or shall sell all or substantially all of its assets, the Board of Directors of the Company shall provide such that the Holder hereof thereafter shall have the right to receive the kind and amount of securities, property or cash that the Holder hereof would have received had he exercised this Warrant immediately prior thereto (less the amount of the exercise price).

If the Company at any time or from time to time while this Warrant is outstanding shall declare or pay, without consideration, any dividend on the Shares payable in Shares, or shall effect a subdivision of the outstanding Shares into a greater number of Shares (by stock split, reclassification or otherwise than by payment of a dividend in Shares or in any right to acquire Shares), or if the outstanding Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, then the number of Shares issuable upon the exercise of this Warrant and the Warrant Purchase Price shall be appropriately adjusted to such number of Shares and such price as would have been held and paid by the Holder is this Warrant had been issued immediately prior to the date of such dividend, subdivision, combination or reclassification.

     6. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the Shares so purchased. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

     7. SALE OR TRANSFER OF THE WARRANT; LEGEND. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933 as amended, or a similar Federal statute, and the rules and regulations of the Securities and Exchange Commission issued thereunder, as they each may, from time to time, be in effect (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act, which opinion may include the conclusion that the holding period of this Warrant may be tacked to the holding period for the Shares for purposes of satisfying the requirements of Rule 144 under the Act upon a net issue exercise hereunder. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Such Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

     8. MODIFICATIONS AND WAIVERS. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

     9. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant, or, if different, at the principal office of the Company. Any such notice shall be deemed to have been given (a) on the business day actually received if given by hand, (b) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or private overnight mail service, or (c) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested.

     10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the

Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     11. REPRESENTATIONS AND WARRANTIES OF HOLDER. By accepting this Warrant, the Holder represents and warrants that he, she or it is acquiring this Warrant and the Shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it is (a) experienced in the evaluation of businesses similar to the Company, (b) is able to fend for himself, herself or itself in the transactions contemplated by this Warrant, (c) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (d) has the ability to bear the economic risks of an investment in the Company, (e) has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Act and (f) has been afforded the opportunity to ask questions of and to receive answers from the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

     12. SUCCESSORS AND ASSIGNS. Subject to the rules and regulations of the National Association of Securities Dealers, Inc., this Warrant may be assigned, in whole or in part, to any affiliate of the Holder, or any officer, director, equity holder or employee of the Holder or any affiliate of the Holder. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

     13. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, Interleaf, Inc. and the Holder have caused this Warrant to be executed under seal by its officer thereunto duly authorized.

INTERLEAF, INC.

                                         AGREED:

                                         TOWER HILL CAPITAL GROUP

By: ___________________________
         Peter Rice, CFO

                                         By: _____________________________

Date: _________________________
                                         Name: ___________________________

Attest:                                  Title: __________________________

                                         Date: ___________________________

_______________________________
Craig Newfield, Clerk

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:     Interleaf, Inc.
        62 Fourth Avenue
        Waltham, MA 02451 (USA)
        Attn:   General Counsel

Re:     EXERCISE OF STOCK PURCHASE WARRANT

     1. The undersigned Tower Hill Capital Group (the "Holder") hereby elects to purchase _______ shares of Common Stock of Interleaf, Inc., pursuant and subject to the terms and conditions of the attached Warrant, as follows (check one):

     / / The Warrant is being exercised in cash, pursuant to Section 2.1, and the Holder tenders herewith payment of the purchase price of such shares in full; or

     / / The Warrant is being exercised on a net exercise basis pursuant to
         Section 2.2.

     2. Please issue a certificate or certificates representing said Shares in the name of TOWER HILL CAPITAL GROUP and deliver such certificate(s) to the address indicated below.

     3. The Holder represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The Holder further represents that such shares shall not be sold or transferred unless either (1) they first shall have been registered under the Securities Act of 1933, as amended, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirement.

     4. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares, in the name of the Holder and deliver such Warrant to the address indicated below.

TOWER HILL CAPITAL GROUP


____________________________________      ______________________________________
(Signature)                               (Date)

____________________________________      ______________________________________
(Type or Print Name)                      (Address for delivery of Shares)

____________________________________      ______________________________________
(Title)                                   (Address for delivery of Shares)